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                      [Letterhead of Scher & Miller, L.L.P.]


                                                                     EXHIBIT 5.6



December 12, 1996

PhoneTel Technologies, Inc.
1127 Euclid Avenue, Suite 650
Cleveland, Ohio 44115-1601

              Re: PhoneTel Technologies, Inc. and Subsidiaries Registration Statement on Form SB 2 (No. 333-15211)

Ladies and Gentlemen:

This firm has acted as local Texas counsel to PhoneTel CCI, Inc., a Texas corporation ("PhoneTel Texas"), wholly owned by PhoneTel Technologies, Inc., and Ohio corporation (the "Company") . We are providing the opinions set forth herein in connection with the preparation of a registration statement on Form SB-2 (No. 333-15211), which was filed by the Company and by all of the Company's subsidiaries, including PhoneTel Texas (collectively, the "Subsidiary Guarantors"), with the Securities and Exchange Commission (the "Commission") on October 31, 1996; Amendment No. 1 thereto, which was filed with the Commission on November 18, 1996 and Amendment No. 2 thereto, which is being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement").

The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of $110,000,000 aggregate principal amount of the Company's Senior Notes due 2006 (together with any additional Notes to be sold by the Company and registered on a registration statement filed by the Company pursuant to Rule 462(b) under the Act, the "Notes") and the guarantees of the Notes by the Subsidiary Guarantors (collectively, the "Guarantees") to be issued under an indenture (the "Indenture") to be entered into among the Company and Marine Midland Bank, as Trustee (the "Trustee"), and the sale of the Notes and related Guarantees to the public through the Underwriters (as defined below) in a firm commitment public offering pursuant to an Underwriting Agreement (the "Underwriting Agreement") in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company and J.P. Morgan Securities Inc., CIBC Wood Gundy Securities Corp., ING Barings (U.S.) Securities Corporation and Southcoast Capital Corporation (collectively, the "Underwriters). The Guaranty to be executed by PhoneTel Texas is at times herein referred to at the "PhoneTel Texas Guaranty".

This opinion is being furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-B under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement;
(ii) the form of the


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PhoneTel Technologies, Inc.

Underwriting Agreement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes and the terms and provisions of the Guarantees included in the Indenture; (v) PhoneTel Texas'Articles of Incorporation and Bylaws, as presently in effect; and (viii) resolutions of the Board of Directors of PhoneTel Texas relating to the execution of the Guarantees and related matters (the "PhoneTel Texas Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of PhoneTel Texas and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and PhoneTel Texas, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties, other than PhoneTel Texas, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and PhoneTel Texas.

We are licensed to practice law only in the State of Texas and do not express any Opinions with respect to the laws of any state other than the State of Texas.

Based upon and subject to the foregoing, we are of the opinion that:

         When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;
         (ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement, and other matters relating to the issuance and sale of the Notes have been approved by the Special Committee in accordance with the Draft Resolutions; (iii) the draft resolutions of the Special Committee appointed by the Board of Directors of the Company in each case relating to the issuance and sale of the Notes and related matters have been adopted by the Special Committee; (iv) the final terms of the Guarantees and their issuance have been duly established in conformity with the Indenture and the PhoneTel Texas resolutions; (v) the Indenture and the Underwriting Agreement have been duly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto; and (vi) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to the Underwriters upon payment of the agreed upon


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PhoneTel Technologies, Inc.


         consideration therefor to be specified in the Underwriting Agreement, the PhoneTel Texas Guaranty will be valid and binding obligations of PhoneTel Texas entitled to the benefits of the Indenture, except (a) as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the enforcement of creditors' rights generally; and/or (b) that certain of the remedial, waiver and other provisions of the PhoneTel Texas Guaranty may not be enforceable; but such enforceability will not, in our judgment, render the PhoneTel Texas Guaranty invalid as a whole, or substantially interfere with the realization of the principal legal benefits provided by the PhoneTel Texas Guaranty, except to the extent of any procedural delay which may result therefrom.

In rendering the foregoing opinions, we express no opinion as to the applicability or effect of any federal or state fraudulent transfer or similar laws on the Notes, the Guarantees, including the PhoneTel Guaranty, the Indenture or the transactions contemplated thereby, and we have assumed that (i) the execution, delivery and performance by the Company and each of the subsidiary Guarantors, other than PhoneTel Texas, of the Indenture and the Guarantees is within its corporate powers and that such Guarantees have been duly authorized by all necessary corporate action, (ii) insofar as the laws other than those of the State of Texas are applicable to the execution and delivery of the Indenture and the Guarantees by the Company and the Subsidiary Guarantors, such execution and delivery will be made in accordance with such valid and binding laws; and (iii) the Indenture and the Guarantees are valid and binding obligations of the Subsidiary Guarantors under the laws of such other applicable jurisdictions.

We hereby consent to the use of our firm's name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the Rules and Regulations under the Act and to the use of my name under the caption "Legal
Matters: in the prospectus included in or incorporated by reference in any such registration statement.


Very truly yours, SCHER & MILLER, L.L.P.

/s/Charles P. Miller, Esq.

Charles P. Miller, Esq.
Partner